FOURTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

     This Amendment and Consent (the "Amendment and Consent") dated as of March 31, 2000, is between Bank of America, N.A. (the "Bank"), formerly known as Bank of America National Trust and Savings Association, and U.S. Home & Garden Inc. (the "Borrower").

                                    RECITALS

     A. The Bank and the Borrower entered into a certain Credit Agreement dated as of October 13, 1998, as previously amended (the "Agreement").


     B. The Borrower desires to acquire findplants.com, a California corporation, for a total consideration of $400,000. Immediately thereafter, the Borrower desires to merge the acquired company into the Subsidiary, E-Garden. The Borrower has requested the Bank to grant its prior written approval of the Acquisition as required under Section 7.4(d)(ii) of the Agreement and to agree that the Acquisition is not required to comply with the conditions set forth in Sections 7.4(d)(iv), 7.4(d)(vii), and 7.4(d)(viii) of the Agreement.


     C. The Bank and the Borrower also desire to further amend the Agreement.

                                   AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment and Consent shall have the meaning given to them in the Agreement.

     2. Amendment. The Agreement is hereby amended as follows:

          2.1 In Section 1.1, the definition of Revolving Termination Date is amended by substituting the date "September 30, 2001" for the date "October 15, 2001."

          2.2 A new Section 2.7(bb) is inserted between Sections 2.7(b) and 2.7(c), and it reads in its entirety as follows:

               (bb) $1,000,000 Prepayments. The Borrower shall prepay the Facility 1 Loans in three equal principal installments of $1,000,000 on September 30, 2000, December 31, 2000, and June 30, 2001.

          2.3 Section 2.8(a) is amended to read in its entirety as follows:

               (a) Facility 1 Loans. The Borrower shall repay the following percentages of the total of the Facility 1 Loans outstanding on the Revolving Termination Date on the following dates (each a "Principal Payment Date"):

               Year       March 31       June 30     September 30    December 31

                2001                                     7.50%          7.50%
                2002        7.50%         7.50%          7.50%          7.50%
                2003        7.50%         7.50%         10.00%         10.00%
                2004       10.00%        10.00%

          And on June 30, 2004, the entire remaining balance of the Facility 1 Loans and all accrued interest thereon shall be immediately due and payable.

          2.4 In Section 7.4(d), clause (v) is amended to read in its entirety as follows:

          (v) after giving effect to the Acquisition (and any financing related thereto), the pro forma Leverage Ratio is less than 4.50 to 1.00 and the Borrower and its Subsidiaries are otherwise in pro forma covenant compliance with Section 7.18,

          2.5 In Section 7.4(h), the amount "$2,947,235" is substituted for the amount "$10,000,000."

          2.6 Section 7.11(d) is amended to read in its entirety as follows:

               (d) purchase, redeem or otherwise acquire Trust Preferred Securities, shares of its capital stock or warrants, rights or options to acquire any shares of its capital stock for cash (i) in an aggregate amount for all such payments after the Closing Date (excluding payments for Trust Preferred Securities) not exceeding $6,074,000 and (ii) with respect to Trust Preferred Securities, in an aggregate amount not exceeding $1,000,000 for all such payments after the Closing Date; provided that immediately after giving effect to such proposed action, no Default would exist, and provided further that payments for Trust Preferred Securities must be made with the Borrower's own cash and not with the proceeds of Facility 1 Loans.

          2.7 Section 7.18 is amended to read in its entirety as follows:

               7.18 Financial Covenants.

               (a) Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio for any four fiscal quarter period (on a rolling four quarter basis) to be less than (i) 1.50 to 1.00 for the four fiscal quarter period ending on March 31, 2000, (ii) 1.75 to 1.00 for the four fiscal quarter periods ending on June 30, 2000, September 30, 2000, and December 31, 2000, and (iii) 2.00 to 1.00 for any four fiscal quarter period ending after December 31, 2000.

               (b) Leverage Ratio. The Borrower shall not permit the Leverage Ratio for any four fiscal quarter period (on a rolling four quarter basis) to exceed (i) 7.75 to 1.00 for the four fiscal quarter period ending on March 31, 2000, (ii) 5.25 to 1.00 for the four fiscal quarter period ending on June 30, 2000, (iii) 5.00 to 1.00 for the four fiscal quarter periods ending on September 30, 2000, December 31, 2000, and March 31, 2001, (iv) 4.50 to 1.00 for the four fiscal quarter periods ending on June 30, 2001, September 30, 2001, and December 31, 2001, (v) 4.75 to 1.00 for the four fiscal quarter period ending on March 31, 2002, and (vi) 4.00 to 1.00 for any four fiscal quarter period ending after March 31, 2002, except for the four fiscal quarter periods ending on March 31, 2003, and March 31, 2004, respectively, for which the Leverage Ratio may not exceed 4.25 to 1.00.

               (c) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than (i) 1.10 to 1.00 for the four fiscal quarter period ending on March 31, 2000, (ii) 1.50 to 1.00 for the four fiscal quarter periods (on a rolling four quarter basis) ending on or after June 30, 2000, and on or before March 31, 2002, except for the four fiscal quarter period ending on December 31, 2000, for which the Fixed Charge Coverage Ratio may not be less than 1.35 to 1.00, and (iii) 1.25 to 1.00 for any four fiscal quarter period (on a rolling four quarter basis) ending after March 31, 2002.

               (d) Consolidated EBITDA. The Borrower shall not permit Consolidated EBITDA (Ampro Adjusted) to be less than the following amounts for the four fiscal quarter periods (on a rolling four quarter basis) ending on the following dates:

                 Amount                          Date
                 ------                          ----
              $12,000,000                     March 31, 2000
              $15,000,000                     June 30, 2000
              $15,000,000                     September 30, 2000
              $15,000,000                     December 31, 2000
              $16,000,000                     March 31, 2001
              $16,000,000                     June 30, 2001
              $16,000,000                     September 30, 2001
              $16,000,000                     December 31, 2001
              $17,000,000                     March 31, 2002
              $17,000,000                     June 30, 2002
              $17,000,000                     September 30, 2002
              $17,000,000                     December 31, 2002
              $17,500,000                     March 31, 2003
              $17,500,000                     June 30, 2003
              $17,500,000                     September 30, 2003
              $17,500,000                     December 31, 2003
              $18,000,000                     March 31, 2004
              $18,000,000                     June 30, 2004
              $18,000,000                     September 30, 2004

     3. Consent. The Bank hereby consents to the Acquisition described in Recital B of this Amendment and Consent and hereby agrees that the Acquisition is not required to comply with the conditions referred to in Recital B of this Amendment and Consent.

     4. Representations and Warranties. When the Borrower signs this Amendment and Consent, the Borrower represents and warrants to the Bank that:

          4.1 No Default or Event of Default has occurred or is continuing under the Agreement except those Defaults or Events of Default, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank.

          4.2 The representations and warranties in the Agreement are true as of the date of this Amendment and Consent as if made on the date of this Amendment and Consent except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date.

          4.3 The execution, delivery and performance by the Borrower of this Amendment and Consent have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Agreement as amended by this Amendment and Consent constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5. Effective Date. Provided that the Bank has received from the Borrower a duly executed original of this Amendment and Consent, this Amendment and Consent will be deemed effective as of March 31, 2000.

     6. Reservation of Rights. The Borrower acknowledges and agrees that the execution by the Bank of this Amendment and Consent shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar consents under the same or similar circumstances in the future.

     7. Miscellaneous.

          7.1 Except as herein expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to the Agreement shall henceforth refer to the Agreement as amended by this Amendment and Consent. This Amendment and Consent shall be deemed incorporated into, and a part of, the Agreement. This Amendment and Consent is a Loan Document.

          7.2 This Amendment and Consent shall be binding upon and inure to the benefit of the parties hereto and to the Agreement and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment and Consent.

          7.3 This Amendment and Consent shall be governed by and construed in accordance with the law of the State of California.

          7.4 This Amendment and Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document.

     This Amendment and Consent is executed as of the date stated at the beginning of this Amendment and Consent.

                                   Bank of America, N.A.

                                   By    /s/ Michelle Mojabi
                                         ---------------------------------------

                                   Title Vice President
                                         ---------------------------------------

                                   By
                                         ---------------------------------------

                                   Title
                                         ---------------------------------------



                                   U.S. Home & Garden Inc.

                                   By    /s/ Lynda Gustafson
                                         ---------------------------------------

                                   Title V.P. Finance
                                         ---------------------------------------

                                   By
                                         ---------------------------------------

                                   Title
                                         ---------------------------------------